Exhibit 99.1

EMPOWER BRANDS ANNOUNCES PROPOSAL TO ACQUIRE HELEN OF TROY LTD. FOR $37.00 PER SHARE IN CASH

Proposal Represents Immediate, Compelling Cash Premium of 31% Over HELE’s 30-Day Volume-Weighted Share Price

The Transaction Offers Value Certainty for HELE’s Shareholders; No Financing Contingency, No Anticipated Regulatory Concerns

The Public Proposal Follows Several Attempts to Substantively Engage Privately with HELE’s Board about a Transaction over the Last Several Months

Proposed Combination Would Create a Leading Consumer Products Platform with Approximately $2.9 Billion in Annual Revenue, Complementary Brands and Enhanced Scale

Standalone HELE Has Significantly Underperformed and Faces an Uncertain Recovery Due to Its Limited Scale, Investment Requirements and Leverage Constraints

MIDDLETON, Wis., November 4, 2026 -- Empower Brands Holdings Group, LLC (“Empower Brands”), the Home & Personal Care business jointly owned by Spectrum Brands Holdings, Inc. (“Spectrum Brands” or “SPB”) (NYSE: SPB) and funds managed by Oaktree Capital Management, L.P. (“Oaktree”), announced it has submitted a non-binding proposal (the “Proposal”) to the Board of Directors of Helen of Troy Limited (“Helen of Troy”, “HELE” or the “Company”) (NASDAQ: HELE) to acquire 100% of the outstanding common equity of Helen of Troy in an all-cash transaction (the “Transaction”) for $37.00 per share at an implied enterprise value of approximately $1.6 billion. An affiliate of Empower Brands currently owns approximately 4.5% of the Company’s outstanding shares, reflecting its conviction in the value and strategic merits of the proposed Transaction.

Empower Brands has made several attempts to engage privately and constructively with Helen of Troy’s Board regarding a potential transaction. As described below, Empower Brands submitted an initial proposal to acquire Helen of Troy for $34.00 per share on August 19, 2026 (the “Initial Proposal”), and subsequently increased its proposed acquisition price to $37.00 per share on October 12, 2026 (the “Increased Proposal”).

The Transaction provides HELE shareholders with:

•	Immediate and certain cash value for all HELE shareholders, with no financing contingency, supported by capital from Empower Brands, Spectrum Brands and Oaktree;

•	A 28% premium to HELE’s closing share price on October 30, 2026;

•	A 31% premium to the volume-weighted average price for HELE’s shares for the last 30 trading days ending on October 30, 2026; and

•	A 16% premium to HELE’s 52-week high intra-day share price of $31.98, as of October 30, 2026.

David Maura, Chairman and Chief Executive Officer of Spectrum Brands, and Chairman of Empower Brands, commented: “We believe our all-cash proposal offers Helen of Troy’s shareholders compelling and certain value at an attractive premium. As Helen of Troy is currently comprised, it does not have the scale or the financial ability to acquire or achieve the scale to compete in a landscape that we know well. This transaction maximizes value for the Company's shareholders and provides certainty of closing.”

Mr. Maura continued, “Rather than substantively engaging with us about a transaction, Helen of Troy has attempted to halt any process by requiring us to enter into an overly restrictive agreement that would limit our ability to communicate our offer to the Helen of Troy shareholders. We remain willing to enter into a constructive dialogue that could potentially support an improved Proposal and lead to consummating a friendly transaction. It is surprising to us that their Board does not view substantive engagement as required by its fiduciary duties to shareholders. We are confident in our ability to bring these two businesses together to deliver significant value to all stakeholders.”

Compelling and Immediate Premium for HELE Shareholders Following Significant Value Erosion:

The Transaction offers HELE shareholders a compelling cash alternative to the uncertainty and execution risk inherent in the Company’s standalone strategy. Helen of Troy’s Board has overseen the destruction of substantial shareholder value through a series of operational, financial and strategic failures, including:

•	An 87% decline in HELE’s share price over the last five years as of October 30, 2026, with the same Chairman of the Board overseeing this significant decline in shareholder value.

•	A meaningful decline in the Company’s fundamental performance, with revenue and adjusted EBITDA declining 19% and 51% over the Company’s last four fiscal years, respectively.

•	A value-destructive M&A strategy that has resulted in overpaying for acquisitions and recognizing impairment charges of $886 million in FY26.

•	A restructuring initiative that has failed to deliver any of the promised transformation; the failure of Project Pegasus to lower costs, drive greater efficiency and return to growth has been so disappointing that it resulted in a putative securities class-action lawsuit.

•	No leadership continuity, with three permanent CEOs over the past three years, while the underlying challenges remain unresolved; the only consistent aspect of the Company has been its abject failure to generate shareholder value.

HELE’s standalone strategy now asks shareholders to continue bearing substantial execution risk to address challenges that are both significant and, in many cases, structural, including:

•	Persistent revenue challenges, heightened competition and uneven brand performance have pressured sales, with limited visibility into the timing and sustainability of a return to organic growth.

•	An unfocused and inefficient brand portfolio spreads both the attention of HELE’s management and investment decisions across product categories, each with their own competitive challenges and investment needs. Rather than building scale and competitive strength, HELE has tried, and failed, to provide its individual brands with the resources required to compete successfully.

•	Repeated earnings disappointments have raised serious questions about the ability to accurately assess business performance and provide shareholders with dependable financial guidance, with shares trading down on earnings results in 11 out of the past 18 quarters.

•	Significant operational execution failures, including costly distribution center disruptions, inventory management challenges and lost retail distribution, contributed to a 12.2% decline in FY2026 organic sales.

•	Ongoing profitability pressures, as elevated input costs, ongoing inflation and uneven operating performance contributed to a 41.1% decline in FY2026 adjusted operating income and created uncertainty around the timing of a sustained earnings recovery.

•	Operating, macroeconomic and geopolitical uncertainties, together with ongoing inflation, rising interest rates, tariff volatility and an increasingly pressured consumer, heighten execution risk, especially at current scale.

•	Expensive path to fix the lack of scale, as HELE does not have the size to achieve meaningful savings in sourcing, distribution and other operating costs, leaving it with limited resources available for advertising, product innovation and investment in growth for its products and brands. This deficit will require significant investment of capital and time at shareholders’ expense, entrusted to a Board that has not been able to build value.

•	Constrained financial flexibility as HELE’s current leverage limits its ability to fund the necessary investments, leaving HELE with competing demands to reduce debt and fund its standalone strategy. These pressures are further exacerbated by higher interest rates and inflationary pressures.

Against this backdrop, HELE shareholders should carefully consider whether the uncertain, multi-year HELE standalone plan adequately compensates them for these substantial risks. This consideration can now be weighed against the proposed all-cash Transaction, which offers a compelling alternative of immediate and certain value at a significant premium, with shareholders bearing none of the risk of a standalone recovery project.

Combination Would Enhance Empower Brands’ Scale and Investment Capacity for Growth:

The Transaction offers compelling benefits for Spectrum Brands’ shareholders:

•	Creates a scaled consumer-products platform with approximately $2.9 billion of revenue over the last 12 months, enhanced retailer relevance and broader consumer reach.

•	Combines complementary portfolios of leading brands across home appliances, personal care and related consumer categories.

•	Enhances investment capacity through the financial resources and support of Spectrum Brands and Oaktree, enabling increased investment in brands, innovation and growth.

•	Improves operational efficiency through greater scale in sourcing, procurement, logistics, distribution and corporate functions.

•	Generates meaningful value creation opportunities, including through expected synergies from greater scale across the combined businesses.

•	Advances Empower Brands’ strategic development as a platform for disciplined consumer-products consolidation and long-term value creation.

Empower Brands believes the combination would provide the capital, operating expertise and scale necessary to support the combined company’s long-term stability and growth, while creating a larger, more competitive platform with enhanced investment capacity and meaningful operating efficiencies for SPB shareholders. The Transaction would also advance Spectrum Brands' previously stated objective of separating and maximizing the value of Empower Brands, including through the evaluation of strategic alternatives such as a potential spin-off, merger or sale.

Customary Approvals and No Financing Contingency:

Completion of the Transaction is contingent upon reaching a definitive agreement and would be subject to the satisfaction of customary closing conditions, including receipt of the required HELE shareholder and applicable regulatory approvals. Empower Brands does not anticipate any impediments to obtaining HELE shareholder approval or the regulatory approvals necessary to consummate the Transaction.

The proposed Transaction has been approved by Spectrum Brands and Oaktree, as shareholders of Empower Brands. The definitive Transaction agreement will not contain any financing contingencies. The cash consideration would be financed from Empower Brands’ cash on hand and new equity capital from Spectrum Brands and Oaktree as well as third-party debt financing. Empower Brands is an unrestricted subsidiary of Spectrum Brands, and debt incurred by Empower Brands would be non-recourse to Spectrum Brands.

Next Steps:

We ask the Helen of Troy Board of Directors to engage with us in a constructive manner. We also ask Helen of Troy shareholders to contact the Company’s Board of Directors and tell them that they support this Transaction and want the Company to engage with us.

Given our knowledge of the Company and our experience in the sector, we are confident that we can complete due diligence and finalize a merger agreement on an accelerated timeframe of approximately 45 days.

Advisors:

UBS is serving as financial advisor and Davis Polk & Wardwell LLP is serving as legal advisor to Empower Brands.

Engagement History Between Empower Brands and Helen of Troy:

•	On July 27, 2026, Empower Brands management met with Helen of Troy management and discussed Empower Brands’ interest in acquiring the Company.

•	On August 19, 2026, Empower Brands delivered the Initial Proposal to acquire Helen of Troy for $34.00 per share.

•	On September 3, 2026, Helen of Troy rejected the Initial Proposal, without any further engagement.

•	On September 17, 2026, Empower Brands reiterated its desire to engage to reach a collaborative agreement and requested a discussion among the parties’ financial advisors. No response was received.

•	On October 12, 2026, Empower Brands submitted its Increased Proposal at an acquisition price of $37.00 per share, approximately 9% above the Initial Proposal.

•	On October 20, 2026, Helen of Troy management stated that the Increased Proposal was inadequate and that its financial advisor, Bank of America, would discuss with UBS the potential sharing of information under a confidentiality agreement.

•	On October 21, 2026, Bank of America informed UBS that any sharing of information would be subject to a confidentiality agreement restricting Empower Brands’ ability to, among other things, publicly disclose its interest in the Company and its Proposal.

Forward-Looking Statements:

This document and the accompanying materials contain statements that constitute “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements regarding historical facts, including, without limitation, statements regarding Spectrum Brands’ and Empower Brands’ current expectations, estimates and projections about its industry, its business or the Transaction, are forward-looking statements. Spectrum Brands and Empower Brands cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following: the risk that the Transaction may not be consummated; the risk that the Transaction may be less accretive than expected, or may be dilutive, to Spectrum Brands’ earnings per share, which may negatively affect the market price of Spectrum Brands’ common shares; the possibility that Spectrum Brands, Empower Brands and Helen of Troy will incur significant transaction and other costs in connection with the Transaction, which may be in excess of those anticipated by Spectrum Brands; the risk that Spectrum Brands and Empower Brands may fail to realize the benefits expected from the Transaction; the risk that Empower Brands, following the Transaction, may be unable to achieve anticipated synergies or that it may take longer than expected to achieve those synergies; the risk that any announcements relating to, or the completion of, the Transaction could have adverse effects on the market price of Spectrum Brands’ common shares; the risk that Spectrum Brands and Empower Brands may be unable to obtain the third-party debt financing to fund the Transaction on acceptable terms or at all; and the risk related to any unforeseen liability and future capital expenditure of Spectrum Brands and Empower Brands related to the Transaction.

For additional factors affecting the business of Spectrum Brands, refer to Part I – Item 1A. Risk Factors of Spectrum Brands’ Annual Report on Form 10-K for the fiscal year ended September 30, 2025 (the “2025 10-K”), and other filings with the U.S. Securities and Exchange Commission (the “SEC”).

Important Information for Investors and Security Holders:

This document and the accompanying materials relate to a proposal which Empower Brands has made for an acquisition of Helen of Troy. In furtherance of this proposal and subject to future developments, Spectrum Brands may file one or more proxy statements, tender offer statements or other documents with the SEC. This document is not a substitute for any proxy statement, tender offer statement or other document Spectrum Brands may file with the SEC in connection with the Transaction.

Investors and security holders of Helen of Troy are urged to read the proxy statement(s), tender offer statement and/or other documents filed with the SEC carefully in their entirety if and when they become available, as they will contain important information about the Transaction. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of Helen of Troy, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Spectrum Brands through the website maintained by the SEC at http://www.sec.gov.

No Offer or Solicitation; Participants in the Solicitation:

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This document is neither a solicitation of a proxy nor a substitute for any proxy statement or other filing that may be made with the SEC. Nonetheless, Spectrum Brands, Empower Brands and their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the Transaction. Information about the directors and executive officers of Spectrum Brands is set forth in its proxy statement for its 2026 annual meeting of stockholders (the “2026 Proxy Statement”), which was filed with the SEC on June 26, 2026, and is available here.  Information about the directors and executive officers of Spectrum Brands, their ownership of Spectrum Brands’ common stock, and Spectrum Brands’ transactions with related persons is set forth in the sections entitled "Directors, Executive Officers and Corporate Governance”, “Director Compensation”, “Director Compensation Table for Fiscal 2025”, “Executive Compensation”, “Compensation Discussion and Analysis”, “Summary Compensation Table”, “Grants of Plan-Based Awards Table for Fiscal 2025”, “Outstanding Equity Awards at the End of Fiscal 2025”, “Option Exercises and Stock Vested During Fiscal 2025”, “Executive-Specific Provisions Regarding Employment, Termination and Change in Control”, “Amounts Payable upon Termination or Change in Control”, “Compensation Committee Report”, “Fiscal 2025 CEO Pay Ratio”, “Pay Versus Performance”, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, “Certain Relationships and Related Transactions”, “Proposal 1 Election of Directors” and “Proposal 3 Advisory Vote on Executive Compensation” of the 2026 Proxy Statement. Information about the directors and executive officers of Spectrum Brands, their ownership of Spectrum Brands’ common stock and Spectrum Brands’ transactions with related persons is also set forth in Part III of Amendment No. 1 to the 2025 10-K, which was filed with the SEC on January 23, 2026, and is available here. To the extent holdings of Spectrum Brands’ common stock by the directors and executive officers of Spectrum Brands have changed from the amounts reflected in the 2026 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Free copies of these documents may be obtained as described above.

Any information concerning Helen of Troy contained in this document has been taken from, or based upon, publicly available information. Although Spectrum Brands and Empower Brands do not have any information that would indicate that any information contained in this document that has been taken from such documents is inaccurate or incomplete, neither Spectrum Brands nor Empower Brands take any responsibility for the accuracy or completeness of such information. To date, neither Spectrum Brands nor Empower Brands have had any access to the books and records of Helen of Troy.

About Empower Brands:

Empower Brands is a home and personal care consumer-products platform jointly owned by Spectrum Brands and Oaktree Capital Management. Through a portfolio of established brands spanning home appliances, personal care and related categories, Empower Brands seeks to create long-term value through increased scale, operational improvement, disciplined acquisitions and enhanced investment behind its brands. Its portfolio includes Remington®, BLACK+DECKER®, George Foreman®, Russell Hobbs®, PowerXL® and other widely recognized consumer brands.

About Spectrum Brands:

Spectrum Brands is a home-essentials company with a mission to make living better at home. Spectrum Brands focuses on delivering innovative products and solutions to consumers for use in and around the home through its trusted brands. Spectrum Brands is a leading supplier of specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, shaving and grooming products, personal care products, and small household appliances. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands.

About Oaktree:

As a part of Brookfield’s $416 billion credit platform, Oaktree is a premier global credit manager emphasizing an opportunistic, value-oriented and risk-controlled approach to investing across credit, equity, and real estate. To learn more about our global business and investment ethos, please visit Oaktree’s website at www.oaktreecapital.com.

Contact Information:

Media Contacts

For Empower Brands:
Danielle O’Brien / Ross Lovern

Prosek Partners

EmpowerBrands@prosek.com

For Oaktree:

Rachel Wood

Brookfield

Rachel.Wood@brookfield.com

Investor Contacts

Jen Schultz

Investor Relations

314-253-5923